Exhibit 10.1

AMENDMENT NO. 4 AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 4 and Waiver to the Amended and Restated Credit Agreement, dated as of February 19, 2010 (this “Amendment”), among U.S. Concrete, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto, the Issuers and Citicorp north america, Inc., as agent for the Lenders and the Issuers and as agent for the Secured Parties under the Collateral Documents (in such capacity, the “Administrative Agent”); Bank of America, N.A., in its capacity as syndication agent for the Lenders and the Issuers (the “Syndication Agent”) and JPMorgan Chase Bank, in its capacity as documentation agent for the Lenders and the Issuers (the “Documentation Agent”).

Preliminary Statements

Capitalized terms defined in the Credit Agreement (as defined below) and not otherwise defined in this Amendment are used herein as therein defined.

The Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2006 (as the same has been amended by Amendment No. 1 dated March 1, 2007, Amendment No. 2 dated November 6, 2007 and Amendment No. 3 dated July 11, 2008, and has been otherwise amended, supplemented or modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement and to grant temporary and permanent waivers of certain potential Defaults and/or Events of Default, as more fully set forth herein.

The parties hereto agree to amend the Credit Agreement and grant certain waivers upon the terms and subject to the conditions set forth herein.

SECTION 1.         Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)           Section 1.1(Defined Terms) is hereby amended as follows:

(i)           By adding thereto in the appropriate alphabetical order the following definitions:

“Applicable Amount” means, (i) from and after the Fourth Amendment Effective Date to but excluding the date on which a weekly Borrowing Base Certificate is delivered pursuant to the last sentence of Section 6.12(a), $22,500,000, (ii) thereafter, until and including April 30, 2010, $20,000,000 and (iii) after April 30, 2010, $25,000,000.  Notwithstanding the foregoing, from and after the Administrative Agent’s receipt of a Payment Notice (or, if earlier, the date upon which the Borrower was required to deliver a Payment Notice), the Applicable Amount shall be $25,000,000.”

“Defaulting Lender” means any Revolving Credit Lender that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swing Loans required to be funded by it hereunder within 2 Business Days of the date required to be funded by it hereunder, (b) has notified the Administrative Agent, any Issuer, the Swing Loan Lender, any Lender and/or the Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 3 Business Days of the date when due, unless the subject of a good faith dispute, or (d) becomes (or is) the subject of any action or proceeding of a type described in Section 9.1(f) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Revolving Credit Lender).”

“Excluded Equity” has the meaning set forth in clause (b) of the definition of “Excluded Collateral”.

“Excluded JV Assets” has the meaning set forth in clause (c) of the definition of “Excluded Collateral”.

“Fourth Amendment Effective Date” means February 19, 2010.”

“Leasehold Interests” has the meaning set forth in clause (d) of the definition of “Excluded Collateral”.

“Payment Notice” means any written notice required to be delivered by the Borrower pursuant to Section 4(c) of that certain Amendment No. 4 and Waiver to Amended and Restated Credit Agreement, dated as of February 19, 2010, by and among the Borrower, the Lenders party thereto, the Issuers and the Administrative Agent.

(ii)          by amending and restating the definition of “Applicable Margin” in its entirety as follows:

“Applicable Margin” means, with respect to Revolving Loans maintained as (i) Base Rate Loans, a rate equal to 3.00% per annum and (ii) Eurodollar Rate Loans, a rate equal to 4.00% per annum.

(iii)         by amending and restating the definition of “Applicable Unused Commitment Fee Rate” in its entirety as follows:

“Applicable Unused Commitment Fee Rate” means 0.75% per annum.

(iv)        by deleting the phrase “Facilities Increase Notice,” from the definition of “Approved Electronic Communications”.

(v)         by amending and restating the definition of “Borrowing Base” in its entirety as follows:

“Borrowing Base” means, at any time, (a) the sum of (i) the product of 85% and the face amount of all Eligible Receivables of the Borrowing Base Contributors (calculated net, without duplication, of all finance charges, late fees and other fees that are unearned, unpaid sales, excise or similar taxes, and credits or allowances granted at such time), (ii) the product of (x) the product of 85% multiplied by the Orderly Liquidation Value Inventory Rate multiplied by (y) the value of the Eligible Inventory of the Borrowing Base Contributors (valued, in each case, at the lower of cost or market on a first-in, first-out basis) at such time and (iii) the lesser of (x) $20,000,000 and (y) the product of 85% of the Orderly Liquidation Value Of Eligible Trucks of the Borrowing Base Contributors at such time, minus (b) any Eligibility Reserve then in effect and applicable to the Borrowing Base Collateral.

(vi)        by deleting the proviso in the definition of “Borrowing Base Contributors” and replacing the semi-colon before such proviso with a period.

(vii)       by deleting the phrase “$15 million” from the definition of “Covenant Termination Date” and substituting therefor the phrase “the Applicable Amount”.

(viii)      by adding to the end of the definition of “EBITDA” the following sentence:

“In no event shall the calculation of “EBITDA” include any gain or loss from the early extinguishment or repurchase of Indebtedness.”

(ix)         by amending and restating the definition of “Excluded Collateral” in its entirety as follows:

“Excluded Collateral means (a) the aggregates quarry owned by Eastern Concrete Materials, Inc. (“EMI”) located in Hamburg, New Jersey and any equipment or other assets of EMI used in the operation of such quarry in the ordinary course of business and consistent with past practice, together with any proceeds and products of any of the foregoing (including Accounts and intangible assets pertaining thereto) (collectively, the “Quarry”); provided that “Excluded Collateral” shall not include any mined Inventory produced from such quarry to the extent the same is owned by EMI, (b) the equity interests of the Excluded Joint Venture (the “Excluded Equity”), (c) the assets owned by the Excluded Joint Venture (the “Excluded JV Assets”), (d) any real estate assets leased by the Borrower and its Subsidiaries (the “Leasehold Interests”) and (e) any real estate assets owned by the Borrower and its Subsidiaries.

(x)          by amending and restating the definition of “Excluded Joint Ventures” in its entirety as follows:

“Excluded Joint Venture” means Superior Materials Holdings LLC and its direct and indirect Subsidiaries.”

(xi)         by amending and restating the definition of “Excluded Subsidiary” in its entirety as follows:

“Excluded Subsidiary” means Beall Investment Corporation, Inc., a Delaware corporation.

(xii)        by deleting the definitions of “Facilities Increase”, “Facilities Increase Date” and “Facilities Increase Notice” in their entireties.

(xiii)       by amending and restating the definition of “Fee Letters” in its entirety as follows:

“Fee Letters” means (a) the Administrative Agency Fee Letter and (b) the Facilities Fee Letter.

(xiv)       by adding the following proviso to the end of the definition of “Fixed Charges”:

“; provided that to the extent that the New Notes and/or the Additional Notes are exchanged or satisfied through an Equity Issuance and/or the incurrence of Permitted Subordinated Debt, then Cash Interest Expense under clause (a) hereof shall be calculated on a pro forma basis as though such New Notes and/or the Additional Notes were exchanged or satisfied as of the first day of the relevant period and, to the extent any Permitted Subordinated Debt was incurred in connection therewith, as though such Permitted Subordinated Debt was incurred on the first day of the relevant period.”

(xv)        by amending and restating the definition of “Lender” in its entirety as follows:

“Lender” means the Swing Loan Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

(xvi)       by amending and restating the definition of “Net Cash Proceeds” in its entirety as follows:

“Net Cash Proceeds” means proceeds received by the Borrower or any of its Subsidiaries after the Effective Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under Section 8.4 (a), (b), (c)(i), (d) or (e) (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition (including a reasonable reserve for liabilities retained by the Borrower or such Subsidiary in connection with such Asset Sale; it being understood that “Net Cash Proceeds” shall include, without limitation, any reversal of a reserve described in this clause (i) or, if such liabilities have not been satisfied in cash and such reserve not reversed within the longer of (x) 365 days after such Asset Sale and (y) the applicable contractual limitations period, the amount of such reserve), (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, provided, however, that evidence of each of clauses (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it, (b) Property Loss Event or (c)(i) Equity Issuance (other than any such issuance of Stock (other than Disqualified Stock) of the Borrower (x) occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries, (y) the proceeds of which are used, within 15 days following the Borrower’s receipt thereof, as all or a portion of the consideration for any Permitted Acquisition or (z) the proceeds of which are used to prepay, redeem, purchase, defease or otherwise satisfy the New Notes and/or the Additional Notes), or (ii) any Debt Issuance permitted under Section 8.1 (j) or (l) (Indebtedness), in each case net of brokers’ and advisors’ fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance reasonably satisfactory to it.”

(xvii)      by deleting in its entirety the final paragraph of the definition of “Permitted Acquisition”.

(xviii)     by amending and restating the definition “Permitted Subordinated Debt” in its entirety as follows:

“Permitted Subordinated Debt” means Subordinated Indebtedness issued (i) in exchange for, satisfaction of, or (ii) to refinance, replace, or extend all or any part of the Borrower’s and its Subsidiaries’ obligations under the New Notes and the Additional Notes; provided that the terms of such Subordinated Indebtedness shall be reasonably satisfactory to the Administrative Agent.”

(xix)       by amending and restating the definition of “Revolving Credit Commitment” in its entirety as follows:

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule I (Commitments) under the caption “Revolving Credit Commitment” (as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender) and as such amount may be reduced pursuant to this Agreement.  The aggregate amount of the Revolving Credit Commitments as of the Fourth Amendment Effective Date is $90,000,000.

(xx)        by deleting the definition of “SPE” in its entirety.

(xxi)       by amending and restating the definition of “Swing Loan Sublimit” in its entirety as follows:

“Swing Loan Sublimit” means $10,000,000.”

(xxii)      by amending and restating the definition of “Trigger Event” in its entirety as follows:

“Trigger Event” means the occurrence of the Fourth Amendment Effective Date.

(b)           Article II (The Facilities) is hereby amended as follows:

(i)           By deleting the text of clause (b) of Section 2.1 (The Commitments) in its entirety and substituting the phrase “Intentionally Omitted” therefor.

(ii)          By amending and restating in its entirety the text of clause (d) of Section 2.3 (Swing Loans) as follows:

“The Swing Loan Lender may demand at any time (and on at least a weekly basis) that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Revolving Credit Lender’s Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.”

(iii)         By adding the following new Section 2.18 (Defaulting Lenders):

“Section 2.18    Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:

(a)           if any Letter of Credit Obligations exist at the time a Revolving Credit Lender becomes a Defaulting Lender, then the Borrower shall within 15 Business Days (or such longer period as the Administrative Agent and relevant Issuer may agree to) following written notice by the Administrative Agent (A) cash collateralize such Defaulting Lender’s share of the Letter of Credit Obligations in accordance with the procedures set forth in Section 9.3 (Actions in Respect of Letters of Credit) for so long as such Letter of Credit Obligations are outstanding, or (B) enter into other arrangements reasonably satisfactory to the Administrative Agent, the Issuer, the Swing Loan Lender and the Borrower (it being understood and agreed that once a Lender is no longer a Defaulting Lender and has satisfied all of its obligations under this Agreement, the cash collateral referenced in clause (A) above of this Section 2.18 shall be returned promptly to the Borrower); and

(b)           so long as any Revolving Credit Lender is a Defaulting Lender, the Swing Loan Lender shall not be required to fund any Swing Loan and no Issuer shall be required to issue, amend or increase any Letter of Credit, unless such Swing Loan Lender or Issuer is satisfied that the related exposure will be cash collateralized in accordance with Section 2.18(a) (or such other arrangements as are reasonably satisfactory to the Administrative Agent, the Issuer, the Swing Loan Lender and the Borrower).

The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies that Borrower, the Administrative Agent, the Issuer, the Swing Loan Lender and the non-Defaulting Lenders may have against such Defaulting Lender.  The arrangements permitted or required by this Section 2.18 shall be permitted under this Agreement, notwithstanding any limitation on Liens or otherwise.”

(c)           Clause (c) of Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) is hereby amended and restated as follows:

“Borrowing Base.  The Borrower shall have delivered the Borrowing Base Certificate required to be delivered by Section 6.12(a) (Borrowing Base).  After giving effect to the Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, (i) the Revolving Credit Outstandings shall not exceed the Maximum Credit at such time and (ii) the Available Credit shall not be less than the Applicable Amount.”

(d)           Section 3.4 (Conditions Precedent to Each Facilities Increase) is hereby deleted in its entirety.

(e)           Section 4.5 (Material Adverse Change) is hereby amended by replacing the reference to “December 31, 2005” with “September 30, 2009”.

(f)           Section 4.6 (Solvency) is hereby amended by adding the following proviso to the end thereof:

“; provided that  solely for the period from the Fourth Amendment Effective Date to and including April 30, 2010, the representation and warranty set forth in this Section 4.6 shall not be made.”

(g)           Section 5.1 (Minimum Fixed Charge Coverage Ratio) is hereby amended and restated in its entirety as follows:

“With respect to any fiscal month in which the Available Credit is at any time less than the Applicable Amount (any such month, the “Covenant Commencement Date”), the Borrower shall maintain a Fixed Charge Coverage Ratio, determined as of the last day of the fiscal month preceding the Covenant Commencement Date for which the Lenders have received financial statements pursuant to Section 6.1 (Financial Statements) and as of the last day of each fiscal month occurring thereafter until the Covenant Termination Date, for the twelve fiscal months ending on each such date, of at least 1:1.”

(h)           Section 6.12 (Borrowing Base Deliverables and Determination) is hereby amended as follows:

(i)           by amending and restating clause (a) thereof in its entirety as follows:

“(a)        The Borrower shall deliver, as soon as available and in any event not later than 10 Business Days after the end of each fiscal month, a Borrowing Base Certificate as of the end of such fiscal month executed by a Responsible Officer of the Borrower; provided, that such Borrowing Base Certificate shall reflect available updated figures for Eligible Receivables to the extent included on the most recent Borrowing Base Certificate delivered pursuant to the next succeeding sentence.  The Borrower shall deliver, as soon as available and in any event not later than 3 Business Days after the end of the last day of each week (commencing no later than the week ended March 5, 2010), an additional Borrowing Base Certificate as of the end of such period (containing available updated figures for Eligible Receivables) executed by a Responsible Officer of the Borrower.”

(ii)          by deleting from the first sentence of clause (b) thereof the following language:

“(which request, with respect to third-party appraisers, except during the existence of a Default or an Event of Default when requests may be more frequent, shall not be made more frequently than once per year with regard to the Borrowing Base Collateral)”:

(iii)         by amending and restating clause (d) thereof in its entirety as follows:

“(d)        The Administrative Agent may, at the Borrower’s sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Administrative Agent considers advisable, which such verifications shall be made at the reasonable discretion of the Administrative Agent during normal business hours and, as long as no Default or Event of Default has occurred and is continuing, following reasonable prior notice to the Borrower, and the Borrower shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith.  At any time and from time to time, upon the Administrative Agent’s request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

(iv)        by amending and restating clause (e) thereof in its entirety as follows:

“(e)        The Borrower shall permit the Administrative Agent or any of its Affiliates (or one of their representatives), at the Borrower’s sole cost and expense, to conduct field examinations of the Borrowing Base Collateral, which such examinations shall be made at the reasonable discretion of the Administrative Agent during normal business hours and, as long as no Default or Event of Default has occurred and is continuing, following reasonable prior notice to the Borrower.”

(i)           Section 7.9 (Application of Proceeds) is hereby amended by adding the following proviso to the end thereof:

“; provided that the proceeds of the Loans shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each Loan Party) for amounts then due and payable or accrued (such amounts as reasonably determined by the Borrower) in the ordinary course of business and consistent with past practices and/or other amounts not to exceed $500,000.

(j)           Section 7.12 (Control Accounts; Approved Deposit Accounts) is hereby amended as follows:

(i)           by amending and restating sub-clauses (x), (y) and (z) of clause (a) thereof as follows:

“(x) payroll, withholding tax and other fiduciary accounts, including accounts for which the funds on deposit therein pertain to Liens permitted under clause (c) of the definition of “Customary Permitted Liens” or Liens permitted by Section 8.2(k) (Liens) (provided that neither the Borrower nor any such Subsidiary may maintain funds in any such account in excess of amounts which are actually accrued (or, in the case of fiduciary accounts, otherwise required to be maintained therein) to its employees or the relevant Governmental Authority or other beneficiary of such fiduciary account), (y) unless a Default or Event of Default has occurred and is continuing, an amount not to exceed $2,000,000 at the close of business on any Business Day in account number 001390027679 at BofA to cover net disbursements made on behalf of the Borrower and its Subsidiaries in the ordinary course of business and (z) Excluded Deposit Accounts, provided further that (1) from and after the Fourth Amendment Effective Date, all deposits into and balances maintained in the Excluded Deposit Accounts shall be in the ordinary course of business and consistent with past practices; provided, that no proceeds of Loans may be deposited into an Excluded Deposit Account (other than to the extent necessary to repay any amounts then overdrawn) and (2) to the extent the aggregate balances in all Excluded Deposit Accounts at any time exceed $300,000 for a period of longer than 3 Business Days the Borrower shall, or shall cause the relevant Subsidiary to, either (A) cause such amounts in excess of $300,000 to, within 1 Business Day, be transferred to an Approved Deposit Account or (B) cause one or more Excluded Deposit Accounts to become an Approved Deposit Account so that, after giving effect to the actions in clauses (A) and/or (B) the aggregate balance on deposit in all Excluded Deposit Accounts shall not at any time exceed $300,000 for a period longer than 3 Business Days.”

(ii)          by amending and restating the entire second sentence of clause (f) thereof as follows:

“The Borrower may maintain a Securities Account with Merrill Lynch which is not a Control Account for the sole purpose of depositing therein deferred compensation payments on behalf of its employees and officers in accordance with the Borrower’s existing incentive plan for which accounts are maintained at Merrill Lynch (or any of its Affiliates) (the “Merrill Lynch Account”); provided that the aggregate amount from time to time on deposit therein shall not exceed an amount equal to (a) $500,000 minus all distributions or withdrawals made from the Merrill Lynch Account on or after the Fourth Amendment Effective Date plus (b) the amount, if any, earned on the amounts on deposit in the Merrill Lynch Account.”

(k)           Section 8.1 (Indebtedness) is hereby amended as follows:

(i)           by amending and restating clause (j) thereof in its entirety as follows:

“(j)         Any Indebtedness of the Excluded Joint Venture in an aggregate amount not to exceed $17,500,000 at any time; provided that (i) neither the Borrower nor any of its Subsidiaries (other than the Excluded Joint Venture) is (or may become) directly or indirectly liable (whether as a primary obligor, surety or guarantor) for such Indebtedness and (ii) none of the assets of the Borrower or any of its Subsidiaries (other than the Excluded Joint Venture and Excluded Equity) is (or may become) subject to any Lien securing such Indebtedness;”

(ii)          by inserting the phrase “prior to the Fourth Amendment Effective Date” immediately prior to the phrase “$10,000,000” in clause (k)(ii) thereof.

(iii)         by amending and restating clause (m) thereof in its entirety as follows:

“(m)       (i) Indebtedness evidenced by the New Notes and the Additional Notes and (ii) Permitted Subordinated Debt; and”.

(iv)         by deleting the text of clause (n) thereof and substituting therefor the phrase “Intentionally Omitted”.

(l)           Section 8.2 (Liens, Etc.) is hereby amended as follows:

(i)           by deleting the text of clause (g) thereof and substituting therefor the phrase “Intentionally Omitted”.

(ii)          by deleting the text of clause (i) thereof and substituting therefor the phrase “Intentionally Omitted”.

(iii)         by adding the following new paragraph after clause (o) thereof:

“Notwithstanding anything in this Section 8.2 (Liens) or any other provision of the Loan Documents to the contrary, after the Fourth Amendment Effective Date, in no event shall the Borrower, nor shall it permit any of its Subsidiaries to, create any Lien (except for Liens permitted by Section 8.2(a), (b), (c), (d) (solely in respect of Liens upon Equipment and, solely in connection with any Permitted Acquisition, Liens upon fixed assets acquired in such acquisition), (e), (f) (but only to the extent of Liens securing operating leases of Equipment), (j) and (n), upon or with respect to any Excluded Collateral (other than the Excluded JV Assets and Excluded Equity).”

(m)           Section 8.3 (Investments) is hereby amended as follows:

(i)           by deleting the text of clause (h) thereof and substituting therefor the phrase “Intentionally Omitted”.

(ii)          by amending and restating clause (i) thereof in its entirety as follows:

“(i)         Investments constituting (i) Permitted Acquisitions consummated prior to the Fourth Amendment Effective Date and (ii) Permitted Acquisitions consummated on or after the Fourth Amendment Effective Date so long as (A) the aggregate consideration for all such acquisitions (including, without limitation, stock issued by the Borrower or its Subsidiaries, cash payments, incurrence or assumption of Indebtedness and/or earn-outs) does not exceed $6,000,000 and (B) both before and after giving effect to any such Permitted Acquisition, the Available Credit at such time exceeds the Applicable Amount (giving any pro forma effect to the Borrowing Base as it relates to such Permitted Acquisition so long as the Appraisal Requirement has been satisfied);”

(iii)         by amending and restating clause (k) thereof in its entirety as follows:

“(k)        Investments in the Excluded Joint Venture existing as of the Fourth Amendment Effective Date together with an additional amount not to exceed $2,250,000 in any Fiscal Quarter and not to exceed $5,000,000 in the aggregate from and after the Fourth Amendment Effective Date; provided, that five (5) days in advance of any such Investment the Borrower shall provide written notice to the Administrative Agent describing, in reasonable detail, the type, amount and date of such Investment.”

(n)           Section 8.4 (Sale of Assets) is hereby amended as follows:

(i)           by amending and restating clause (f) thereof in its entirety as follows:

“(f)        any Asset Sale of all or any part of the Excluded Joint Venture or the Excluded Equity”.

(ii)           by amending and restating clause (g) thereof in its entirety as follows:

“(g)       as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale; provided, however, that with respect to any such Asset Sale pursuant to this clause (g), (i) the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed $3,000,000 and (ii) an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments); and”

(iii)        by amending and restating clause (h) thereof in its entirety as follows:

“(h)       the sale or disposition of personal property (other than Inventory) of the Borrower and its Subsidiaries to the Excluded Joint Venture consummated in connection with managing the Excluded Joint Venture in the ordinary course of business and consistent with past practices.”

(iv)        by adding the following new paragraph immediately after clause (h) thereof:

“Notwithstanding anything in this Section 8.4 (Sale of Assets) to the contrary, after the Fourth Amendment Effective Date in no event may the Borrower or any of its Subsidiaries permit an Asset Sale of any Excluded Collateral (other than Excluded JV Assets, Excluded Equity and Leasehold Interests) other than Asset Sales permitted by clauses (a), (b) (solely to the extent of sales or dispositions of Equipment permitted thereunder), (e) and (g) of Section 8.4 hereof.”

(o)           Section 8.5 (Restricted Payments) is hereby amended as follows:

(i)           by deleting the phrase “$3,000,000” in clause (c) thereof and substituting therefor the phrase “$1,000,000”.

(ii)          by inserting the phrase “prior to the Fourth Amendment Effective Date” after the word “made” in clause (d) thereof.

(p)           Clause (b) of Section 8.6 (Prepayment and Cancellation of Indebtedness) is hereby amended and restated as follows:

“(b) The Borrower shall not, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Indebtedness (including, without limitation, the New Notes and/or the Additional Notes); provided that the Borrower and each Subsidiary of the Borrower may prepay, redeem, purchase, defease or otherwise satisfy the New Notes and/or the Additional Notes with the issuance of, or the proceeds of, Permitted Subordinated Debt and/or an Equity Issuance.”

(q)           Section 8.7 (Restriction on Fundamental Changes; Permitted Acquisitions) is hereby amended by adding to the end thereof the following new sentence:

“Notwithstanding the foregoing, from and after the Fourth Amendment Effective Date, the Borrower shall not, nor shall it permit any of its Subsidiaries to, form, acquire, create or enter into (1) any joint venture or partnership with any other Person (other than any partnership among the Borrower and any Subsidiary Guarantor) or (2) any Subsidiary that is not a Domestic Subsidiary.”

(r)           Section 9.1 (Events of Default) is hereby amended as follows:

(i)           by deleting the word “or” appearing at the end of clause (k) thereof.

(ii)          by deleting the period at the end of clause (l) and replacing the period with a semicolon and adding the word “or” after such semicolon.

(iii)         by adding the following new clause (m) immediately after clause (l) thereof:

“(m)       the failure of the New Notes, Additional Notes or any other Subordinated Indebtedness to be subordinated as provided by any subordination provision related to such Indebtedness or any Loan Party shall contest in writing the validity or enforceability of such provisions.”

SECTION 2.         Waivers.

(a)           Permanent Waiver.  The Lenders hereby waive any Default or Event of Default arising under the Credit Agreement solely as a result of the Borrower’s delivery of its 2009 Fiscal Year financials with a “going concern” opinion or similar qualification.

(b)           Temporary Waiver.  The Lenders hereby waive from the Fourth Amendment Effective Date through 5:00 p.m. (New York time) on April 30, 2010, any Default or Event of Default arising under the Credit Agreement as a result of any failure by the Borrower to make its regularly scheduled interest payment due on April 1, 2010 under the New Notes and the Additional Notes; it being understood that if the Borrower has not made such regularly scheduled interest payment under the New Notes and the Additional Notes by 5:00 p.m. (New York time) on April 30, 2010 an immediate Event of Default shall occur on such date.

SECTION 3.         Conditions to Effectiveness.  This Amendment shall become effective on the date when each of the following conditions precedent have first been satisfied (the “Effective Date”):

(a)           Certain Documents. The Administrative Agent shall have received counterparts of each of the following, each dated the Effective Date (unless otherwise agreed by the Administrative Agent), in form and substance satisfactory to the Administrative Agent:

(i)           this Amendment executed by the Borrower, the Administrative Agent and the Requisite Lenders;

(ii)          a consent and reaffirmation in respect of this Amendment in the form attached hereto, executed by each Guarantor;

(iii)         a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver this Amendment and/or the attached Reaffirmation and Consent of Guarantors or other document required hereunder to be executed by or on behalf of such Loan Party and (B) the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Amendment and/or the attached Reaffirmation and Consent of Guarantors and the other documents required hereunder to be executed by or on behalf of such Loan Party; and

(iv)        a certificate from a Responsible Officer of the Borrower certifying that the representations and warranties set forth in Section 7 of this Amendment are true and correct in all material respects as of the Effective Date.

(b)           Fees and Expenses Paid.  There shall have been paid to the Administrative Agent (i) for the account of each Lender that executes and delivers this Amendment on or prior to 5:00 p.m. Eastern Time on February 19, 2010, an amount equal to 0.10% of the Revolving Credit Commitments of such Lender (after giving effect to the reduction described in Section 8 below and as set forth on the amended Schedule I (Commitments) attached hereto), which the Administrative Agent shall remit to each relevant Lender upon the Effective Date and (ii) for the account of the Administrative Agent, the fees and expenses (including reasonable fees and out-of-pocket expenses of the Administrative Agent’s outside counsel) of the Administrative Agent then due and payable on or before the Effective Date.

SECTION 4.         Additional Covenants.

(a)           On or prior to the 10th Business Day following the Effective Date (or such later date as agreed by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent all documents, instruments and agreements (including Deposit Account Control Agreements or amendments to existing Deposit Account Control Agreements) as the Administrative Agent shall require to ensure that it has a first priority perfected Lien (subject to Liens permitted by Section 8.2(n) and clause (a) of the definition of Customary Permitted Liens) on and in the Loan Parties’ Deposit Accounts in each case to the extent such Deposit Accounts constitute Collateral.

(b)           From and after the Effective Date through April 30, 2010, the Borrower shall (i) cause its senior management team, and use its commercially reasonable efforts to cause Lazard and other appropriate legal and/or financial advisors, to discuss (at the option of the Borrower, in person or telephonically), on a bi-weekly basis during regular business hours and for reasonable durational periods, with the Administrative Agent, its legal advisor and such other professional advisors retained from time to time by the Administrative Agent, and the Lenders, among other things, the Borrower’s ongoing financial performance and operations, liquidity and progress with respect to any restructuring proposal and (ii) promptly deliver to the Administrative Agent copies of all projections and/or other financial information delivered to the holders of the New Notes, the Additional Notes or any other Subordinated Indebtedness.

(c)           The Borrower shall give the Administrative Agent prompt written notice of the determination by its Board of Directors (or by any Loan Party) to make any payment in cash of interest in respect of any of the New Notes, the Additional Notes or any other Subordinated Indebtedness from the Effective Date through April 30, 2010, but in any event such notice must be given prior to (i) any such payment and (ii) any request by the Borrower for a Loan the proceeds of which may or are intended to be used to make any such payment.

(d)           On or prior to the 10th Business Day following the Effective Date, the Borrower shall engage a financial advisor reasonably acceptable to the Administrative Agent; provided, that it is agreed that Alix Partners, Alvarez & Marsal and Kroll, Zolfo Cooper are reasonably acceptable.

(e)           The Borrower acknowledges and agrees that a failure to comply with any provision of this Section 4 shall be an immediate Event of Default under the Credit Agreement.

SECTION 5.         Construction with the Loan Documents.

(a)           On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended and waived hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.  The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.

(b)           Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuers, or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)           This Amendment is a Loan Document.

(e)           This Amendment shall not extinguish, discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof.  The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified or waived hereby in connection herewith.

SECTION 6.         Governing Law. This Amendment is governed by, and shall be construed in accordance with, the law of the State of New York.

SECTION 7.         Representations And Warranties.  The Borrower hereby represents and warrants that:

(a)           Each of the representations and warranties made by it in the Credit Agreement, as amended and waived hereby, and the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

(b)           This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)           Execution and delivery by the Borrower of this Amendment, and consummation of the transactions contemplated hereby, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate the Constituent Documents of any Loan Party, (iii) will not violate any Requirement of Law, (iv) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Related Document or any other material Contractual Obligation of the Borrower or any of its Subsidiaries, and (v) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents or otherwise permitted by Section 8.2 of the Credit Agreement.

(d)           The liquidity forecasts of the Borrower and its Subsidiaries on a monthly basis through June 2010 and on a quarterly basis through December 2010, as furnished to the Administrative Agent, have been prepared in good faith by the Borrower and based on assumptions believed by the Borrower to be reasonable at the time furnished to the Administrative Agent (it being recognized that such projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material).

(e)           The Schedules to the Pledge and Security Agreement attached hereto as Exhibit I are true and correct in all material respects as though the representations and warranties in the Pledge and Security Agreement to which such Schedules relate were made on and as of the Effective Date.1

SECTION 8.         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.         Updated Schedule I (Commitments).  The parties hereto agree that (i) Schedule I (Commitments) attached hereto reflects the Revolving Credit Commitments as of the Fourth Amendment Effective Date and (ii) the aggregate amount of the Revolving Credit Commitments on the effective date is $90,000,000.

SECTION 10.       Release.  In further consideration of the Lenders’ execution of this Amendment, the Borrower unconditionally and irrevocably acquits and fully forever releases and discharges each Lender, each Issuer, the Administrative Agent, the Syndication Agent, the Documentation Agent and all affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Borrower ever had or now has against any of the Releasees (a) which may have arisen at any time prior to the date hereof and (b) which were in any manner related to this Amendment, the Credit Agreement, any other applicable Loan Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”).  The Borrower covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

[Signature Pages Follow]

1 Given that the company has formed a number of new subsidiaries, new schedules are appropriate.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

U.S. CONCRETE, INC.
as Borrower

By:	/s/ Robert D. Hardy
	Name:	Robert D. Hardy
	Title:	Executive Vice President and Chief
Financial Officer

[SIGNATURE PAGE – AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Citicorp North America, Inc.,
as Administrative Agent, Swing Loan Lender and Lender

By:	/s/ Matthew Paquin
	Name:	Matthew Paquin
	Title:	Vice President and Director

[SIGNATURE PAGE – AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT]

JPMorgan Chase Bank, as Documentation Agent
and Lender

By:	/s/ Mario Quintanilla
	Name:	Mario Quintanilla
	Title:	Vice President

[SIGNATURE PAGE – AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Capital One, N.A., as Lender

By:	David L. Denbina
	Name:	David L. Denbina, P.E.
	Title:	Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT]

Comerica Bank, as Lender

By:	Sarah R. Miller
	Name:	Sarah R. Miller
	Title:	Vice President

[SIGNATURE PAGE – AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT]

CONSENT AND REAFFIRMATION OF GUARANTORS

Dated as of February 19, 2010

Each of the undersigned, as a Guarantor under the Guaranty dated as of March 12, 2004 (the “Guaranty”), and as a Loan Party under each Collateral Document to which it is a party, hereby consents to that certain Amendment No. 4 and Waiver to Amended and Restated Credit Agreement dated as of the date hereof and to which this consent and reaffirmation is attached (the “Amendment”) and hereby confirms and agrees that notwithstanding the effectiveness of the Amendment, the Guaranty and all Liens granted by it pursuant to the Collateral Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Guaranty and such Collateral Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended or waived by the Amendment.

Kurtz Gravel Company
Superior Holdings, Inc.
Titan Concrete Industries, Inc.

By:	/s/ Robert D. Hardy
	Name:	Robert D. Hardy
	Title:	Vice President and Secretary

Breckenridge Ready Mix, Inc.

By:	/s/ Robert D. Hardy
	Name:	Robert D. Hardy
	Title:	Vice President

Riverside Materials, LLC

By:	/s/ Robert D. Hardy
	Name:	Robert D. Hardy
	Title:	President and Secretary

Eastern Concrete Materials, Inc.

By:	/s/ Robert D. Hardy
	Name:	Robert D. Hardy
	Title:	President and Secretary

[SIGNATURE PAGE – CONSENT AND REAFFIRMATION OF GUARANTORS]

Alberta Investments, Inc.
Alliance Haulers, Inc.
American Concrete Products, Inc.
Atlas Redi-Mix, LLC
Atlas-Tuck Concrete, Inc.
Beall Concrete Enterprises, LLC
Beall Industries, Inc.
Beall Management, Inc.
Builders’ Redi-Mix, LLC
BWB, Inc. of Michigan
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Hamburg Quarry Limited Liability Company
Ingram Concrete, LLC
MG, LLC
Redi-Mix Concrete, L.P.
Redi-Mix GP, LLC
Redi-Mix, LLC
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-Cast, Inc.
Superior Concrete Materials, Inc.
U.S. Concrete On-Site, Inc.
USC Management Co., LLC
USC Payroll, Inc.
USC Technologies, Inc.

By:	/s/ Curt M. Lindeman
	Name:	Curt M. Lindeman
	Title:	Vice President and Secretary

Local Concrete Supply & Equipment, LLC
Master Mix Concrete, LLC
Master Mix, LLC
NYC Concrete Materials, LLC
Pebble Lane Associates, LLC

By:	/s/ Curt M. Lindeman
	Name:	Curt Lindeman
	Title:	President and Secretary

[SIGNATURE PAGE – CONSENT AND REAFFIRMATION OF GUARANTORS]

Concrete XXXIII Acquisition, Inc.
Concrete XXXIV Acquisition, Inc.
Concrete XXXV Acquisition, Inc.
Concrete XXXVI Acquisition, Inc.

By:	/s/ Curt M. Lindeman
	Name:	Curt Lindeman
	Title:	President

Concrete Acquisition III, LLC
Concrete Acquisition IV, LLC
Concrete Acquisition V, LLC
Concrete Acquisition VI, LLC

By:	/s/ Curt M. Lindeman
	Name:	Curt Lindeman
	Title:	President

[SIGNATURE PAGE – CONSENT AND REAFFIRMATION OF GUARANTORS]

USC Atlantic, Inc.

By:	/s/ Sean Gore
	Name:	Sean Gore
	Title:	Vice President and Secretary

USC Michigan, Inc.

By:	/s/ Michael W. Harlan
	Name:	Michael W. Harlan
	Title:	Vice President and Secretary

[SIGNATURE PAGE – CONSENT AND REAFFIRMATION OF GUARANTORS]

SCHEDULE I (COMMITMENTS)

Lender	Revolving Credit Commitment ($)
Citicorp North America, Inc.	$16,800,000
Bank of America, N.A.	$16,800,000
JPMorgan Chase Bank N.A.	$16,800,000
Branch Banking and Trust Co.	$16,140,000
Capital One, N.A.	$10,740,000
Comerica Bank	$6,720,000
Wells Fargo Bank, N.A.	$6,000,000
Total	$90,000,000